UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2017 (April 3, 2017)

ULTRA PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Yukon, Canada (State or other jurisdiction of incorporation)	001-33614 (Commission File Number)	N/A (I.R.S. Employer Identification No.)

400 North Sam Houston Parkway East, Suite 1200

Houston, Texas 77060

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (281) 876-0120

(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7. Regulation FD

Item 7.01.	Regulation FD Disclosure.

Press Release

On April 3, 2017, Ultra Petroleum Corp. (the “Company”) issued a news release announcing that, subject to market conditions, the Company’s wholly owned subsidiary, Ultra Resources, Inc., intends to offer $700.0 million of senior unsecured notes due 2022 and $500.0 million of senior unsecured notes due 2025 pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”). A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

In addition, on April 3, 2017, the Company also issued a news release announcing the increase of the Company’s proposed senior secured first lien RBL term loan to $800.0 million. A copy of the news release is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 to Current Report on Form 8-K, the information furnished pursuant to Item 7.01 (including Exhibits 99.1 and 99.2 hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act, and such information shall not be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9. Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	News Release dated April 3, 2017
99.2	News Release dated April 3, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA PETROLEUM CORP.

April 3, 2017	By:	/s/ Sandi Kraemer
	Name:	Sandi Kraemer
	Title:	Director, Investor Relations and External Reporting

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